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                                                                   EXHIBIT 21.01

                            EASTMAN CHEMICAL COMPANY
                                  SUBSIDIARIES



                                                                JURISDICTION OF
                                                                INCORPORATION
              NAME OF SUBSIDIARY                                OR ORGANIZATION
--------------------------------------------------------------------------------
Altovar Ltd.                                                       United Kingdom
Ariel Research Corporation                                         Delaware
Cendian Corporation                                                Delaware
Eastman Chemical Company Investments, Inc.                         Delaware
Eastman Belgium B.V.B.A.                                           Belgium
Eastman Cayman Financial Services Limited                          Cayman Islands
Eastman Chemical Asia Pacific Pte. Ltd.                            Singapore
Eastman Chemical B.V.                                              The Netherlands
Eastman Chemical Canada, Inc.                                      Canada
Eastman Chemical Company Foundation, Inc.                          Delaware
Eastman Chemical Deutschland GmbH & Co. KG                         Germany
Eastman Chemical Espana, Inc.                                      Delaware
Eastman Chemical Financial Corporation                             Delaware
Eastman Chemical Finland Oy                                        Finland
Eastman Chemical Foreign Sales Corporation                         Barbados
Eastman Chemical GMBH & Co. KG                                     Germany
Eastman Gasification Services Company                              Delaware
Eastman Chemical Holdings GmbH                                     Germany
Eastman Chemical Holdings, S.A. de C.V.                            Mexico
Eastman Chemical Hong Kong Ltd.                                    Hong Kong
Eastman Chemical Italia, S.r.l.                                    Italy
Eastman Chemical Japan Limited                                     Japan
Eastman Chemical Korea Ltd.                                        Korea
Eastman Chemical Latin America, Inc.                               Delaware
Eastman Chemical Ltd.                                              New York
Eastman Chemical Luxembourg S.a.r.l.                               Luxembourg
Eastman Chemical (Malaysia) Sdn. Bhd.                              Malaysia
Eastman Chemical Middelburg, B.V.                                  The Netherlands
Eastman Chemical Resins, Inc.                                      Delaware
Eastman Chemical Singapore Pte. Ltd.                               Singapore
Eastman Chemical Sweden AB                                         Sweden
Eastman Chemical the Hague B.V.                                    The Netherlands
Eastman Chemical Uruapan, S.A. de C.V.                             Mexico
Eastman Chemical, Europe, Middle East and Africa, Ltd.             Delaware
Eastman Company                                                    Delaware
Eastman do Brasil Ltda                                             Brazil
Eastman Company UK Limited                                         United Kingdom
Eastman Espana S.L.                                                Spain
Eastman International Management Company                           Tennessee
Eastman Malta Limited                                              Malta
Eastman Netherlands B.V.                                           The Netherlands
Eastman Resins, Inc.                                               Delaware
Eastman Servicios Corporativos, S.A. de C.V.                       Mexico
Eastman Sokolov, a.s.                                              Czech Republic
Enterprise Genetics, Inc.                                          Nevada


                                      184



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                            EASTMAN CHEMICAL COMPANY
                            SUBSIDIARIES (continued)

                                                               JURISDICTION OF
                                                                INCORPORATION
              NAME OF SUBSIDIARY                                OR ORGANIZATION
-------------------------------------------------------------------------------
Fujian Nanping Eastman Company                                     China
GLC Associates (67.5% ownership, not a wholly
    owned sub)                                                     Nevada
Hartlepet Limited                                                  United Kingdom
Holston Defense Corporation                                        Virginia
Industrias Voridian, S.A. de C.V.                                  Mexico
Jager Chemie France SARL                                           France
Jager Chemie I.L., Basel                                           Switzerland
Jager Verwaltungs - GmbH                                           Germany
Jiangsu Funing Lawter Chemical Co., Ltd.                           China
Kingsport Hotel, L.L.C.                                            Tennessee
Lawter International (Canada) Company                              Canada
Lawter International (Hong Kong) Limited                           Hong Kong
Lawter International B.V.B.A.                                      Belgium
Lawter International FSC, Limited                                  Jamaica
Lawter International Products, Pte. Ltd.                           Singapore
Lawter International, A.p.S                                        Denmark
Voridian International, Limited                                    England
Lawter International, S.A.                                         Spain
McWhorter Holdings AB                                              Sweden
McWhorter Holdings Ltd.                                            United Kingdom
McWhorter Technologies s.a.r.l.                                    France
Mustang Pipeline Company                                           Texas
Peroxides s.r.o.                                                   Czech Republic
Pinto Pipeline Company of Texas                                    Texas
Shanghai Eastman Consulting Company Ltd                            China
Eastman (Tianjin) Chemical Company                                 China
Union-Chemie Singapore Pte Ltd                                     Singapore
Voridian AG                                                        Switzerland
Voridian Argentina S.R.L.                                          Argentina
Voridian B.V.                                                      The Netherlands
Voridian Canada Company                                            Nova Scotia
Voridian Company                                                   Delaware
Voridian de Mexico, S.A. de C.V.                                   Mexico
Voridian do Brasil Ltda.                                           Brazil
Voridian England Ltd                                               England
Voridian Espana S.A.                                               Spain
Voridian Europoort B.V.                                            The Netherlands
Voridian (Gibraltar) Limited                                       Gibraltar
Voridian Holdings B.V.                                             The Netherlands
Voridian Holdings S.L.                                             Spain
Voridian Hong Kong Limited                                         Hong Kong
Voridian Polymer Ltd                                               United Kingdom
Voridian Singapore Pte. Ltd.                                       Singapore
Voridian Spain L.L.C.                                              Delaware
Voridian (U.K.) Ltd                                                United Kingdom
Workington Investments Limited                                     United Kingdom

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